EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2025 Second Quarter and YTD

Jacksonville, FL / May 14, 2025 / Accesswire / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2025 second quarter and year to date periods ended March 31, 2025.  The Company’s contract and placement services are currently provided under its Professional Staffing Services operating division or segment. The Company’s former Industrial Staffing Services segment has now been characterized as a discontinued operation as of March 31, 2025 and is excluded from the results of continuing operations reported below, unless otherwise stated. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2025 Second Quarter and YTD Highlights

•	Consolidated revenues for the three and six-month periods ended March 31, 2025 were $24.5 million and $48.5 million, down 4% and 10%, respectively, over the comparable fiscal 2024 periods. The decrease in consolidated revenues was mainly attributable to ongoing macroeconomic weakness and, most recently, trade policy uncertainty. These challenges resulted in fewer job orders and lower demand for GEE Group's services. Companies remain cautious which has resulted in elongated decision cycles, projects put on hold and subdued hiring. Businesses continue to hire fewer new employees and are focusing primarily on the retention of existing employees. The number of candidates looking for new job opportunities also has cooled. These conditions. began in the latter part of 2023, continued through 2024 and persisted during the first half of 2025.

•	Professional contract staffing services revenues for the three and six-month periods ended March 31, 2025 were $21.5 million and $43.0 million, down 7% and 11%, respectively, compared with the same fiscal 2024 periods. These year-over-year declines were mainly due to a decrease in job orders due to the above-mentioned conditions.

•	Direct hire placement revenues for the three and six-month periods ended March 31, 2025 were $3.0 million and $5.5 million, up $0.5 million and near breakeven, respectively, compared with the same fiscal 2024 periods. The 2025 fiscal second quarter increase in direct hire revenue is due, in part, to the Company taking advantage of opportunities to fill engineering and highly skilled trade positions and also capitalizing on the recent job cuts within the government sector to recruit available top talent for filling IT positions during the quarter.

•	Gross profits and gross margins were $8.4 million and 34.1%, and $16.3 million and 33.6%, for the three and six-months periods ended March 31, 2025, respectively, compared to $8.4 million, and 32.8%, and $17.7 million, and 33.0%, respectively, for the comparable fiscal 2024 periods. The net increases in our gross margins are mainly attributable to the increase in the mix of direct hire placement revenues, which have 100% gross margin, relative to total revenue.

•	Selling, general and administrative expenses (“SG&A”) for the three and six-month periods ended March 31, 2025 were $9.3 million and $17.7 million, down 3% and 10%, respectively, compared with the same fiscal 2024 periods. SG&A for the three and six-month periods ended March 31, 2025, as a percentage of revenues, were 38.0% and 36.6%, respectively, compared with 37.3% and 36.7%, respectively, for the same fiscal 2024 periods. Our SG&A expenses as a percentage of revenues during fiscal 2025 and 2024 remain above normal levels due to the declines in revenues in relation to the level of fixed SG&A, including fixed personnel-related expenses, occupancy costs, job boards and applicant tracking systems. The Company expects to take action in the remainder of 2025 to adjust its cost structure and to reduce SG&A expenses as a percentage of revenue.

•	Losses from continuing operations for the three and six-month periods ended March 31, 2025 were $(33.0) million, or $(0.30) per diluted share, and $(33.6) million, or $(0.31) per diluted share, as compared with losses from operations of $(0.9) million, or $(0.01) per diluted share, and $(2.4) million, or $(0.02) per diluted share for the three and six-month periods ended March 31, 2024. These increases in losses from continuing operations are primarily the result of a $22.0 million non-cash goodwill impairment charge, and a $9.9 million non-cash charge corresponding with the establishment of a valuation allowance related to our net deferred tax assets recorded as of March 31, 2025. Both of these non-cash charges are the result of the application of the prescribed accounting rules to the Company’s current and expected near term performance in light of the macroeconomic environment and challenges affecting its operations and financial results.

•	During the quarter ended March 31, 2025, the Company has designated its former Industrial Segment as held for sale and discontinued operations. The results of that segment have been reclassified to losses from discontinued operations in the Company’s unaudited condensed consolidated statements of operations. Losses from discontinued operations were $(0.2) million for both the three and six-month periods ended March 31, 2025, as compared with losses from discontinued operations of $(0.1) million for both the three and six-month periods ended March 31, 2024.

•	Adjusted EBITDA (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2025, was $(0.6) million and $(0.9) million, respectively, as compared with $(0.6) million and $(0.7) million for the comparable fiscal 2024 periods. As discussed above, adverse market conditions for the staffing industry continued to foster fewer job orders and resulted in lower revenue generation for the Company, in addition to wage inflation and other cost increases were the primary drivers of the declines in adjusted EBITDA. Reconciliations of net loss from continuing operations to non-GAAP adjusted EBITDA are attached hereto.

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•	Free cash flow (a non-GAAP financial measure), including cash flows from discontinued operations, for the fiscal 2025 first half was negative $(1.1) million as compared with positive cash flow of $0.4 million for the fiscal 2024 first half. Reconciliations of cash flow from operating activities to non-GAAP free cash flow are attached hereto.

•	As of March 31, 2024, cash balances were $18.7 million, borrowing availability under GEE Group’s bank ABL credit facility was $7.4 million, which remains undrawn, and net working capital was $24.1 million. Our current ratio was 3.9, shareholders’ equity was $50.6 million, and our long-term debt was zero.

•	Net book value per share and net tangible book value per share were $0.46 and $0.23, respectively, as of March 31, 2025.

•	On January 3, 2025, the Company acquired Hornet Staffing, Inc. Hornet provides staffing solutions to markets serving large scale, "blue chip" companies in the information technology, professional and customer service staffing verticals. The Company expects the Hornet acquisition to enhance its ability to compete more effectively and anticipate it helping to secure new business from Fortune 1000 and other large users of contingent and outsourced labor. Hornet’s workforce solutions include significant expertise in working with managed service providers ("MSP") and vendor management systems ("VMS") utilizing a highly efficient offshore recruiting team to fill job orders.

GEE Group Inc. will hold an investor webcast/conference call on Thursday, May 15, 2025 at 11a.m. EST to review and discuss the fiscal 2025 second quarter and YTD results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1719948&tp_key=923a4f9a83

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “This now long running uncertain macroeconomic environment has been challenging and has impacted client demand for the Company’s services since the second half of 2023.  Businesses continue to face much uncertainty and are cautiously assessing interest rates, the impact of tariffs, labor market conditions and capital expenditures to ensure their investments in technology and human capital are strategic, provide value and are sustainable. The use of contingent labor and volume of full-time hires has lessened as businesses have taken a more guarded approach to initiating new projects and backfilling open roles.  In addition, the “great stay”, a phrase coined to describe workers not changing jobs frequently, has reduced the number of qualified candidates available to fill open orders for placements across substantially all of our lines of business. The U.S. Staffing Industry has been similarly impacted as a whole. To compete more effectively and efficiently, GEE Group has implemented a strategic plan to not only embrace artificial intelligence (“AI”) internally to enhance its recruiting and sales efforts, but to provide its clients with the necessary human resources to implement and support their use of AI to create increased efficiency and profitability.”

Mr. Dewan added, “We are cautiously optimistic about the outlook for the second half of fiscal 2025 and beyond. The demand environment is expected to gradually improve and the Company plans to increase its market share irrespective of overall growth in the staffing industry with an aggressive AI assisted sales process, use of offshore recruiting to maximize fill rates more efficiently and provide clients with more value added services including human resources (“HR”) consulting, information technology (“IT”) statement of work (“SOW”) project capability, resource process outsourcing (“RPO”) and other higher-end service offerings. In addition, we are taking actions to prudently manage our Company so that we are fully prepared for an eventual recovery, as well as closely monitoring business activity and tightly managing costs. We are continually evaluating GEE’s expenses and expect to further streamline our business and reduce costs. The Company has a strong balance sheet with a current ratio of 3.9 and substantial liquidity resources, both in cash and borrowing capacity. GEE Group’s strategy includes making prudent investments to fuel both organic and acquisition growth. We will deploy GEE Group's capital judiciously, with the primary objective of maximizing shareholder value.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned Fiscal 2025 Second Quarter and YTD Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net loss, EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

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Non-GAAP adjusted net loss is defined as net loss adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital market-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net loss before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net loss. Non-GAAP free cash flow is defined as cash flows from operating activities, less capital expenditures.

Non-GAAP adjusted net loss, EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net loss reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net loss to non-GAAP adjusted net loss, net loss to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Loss from Continuing Operations to

Non-GAAP EBITDA and Adjusted EBITDA

Three Month Periods Ended March 31,

(In thousands)

	2025	2024
Net loss from continuing operations	$(32,956)	$(919)
Interest expense	89	65
Interest income	(139)	(179)
Income taxes	9,786	(915)
Depreciation	50	66
Amortization	225	719
Non-cash goodwill impairment charges	22,000	-
Non-GAAP EBITDA	(945)	(1,163)
Non-cash stock compensation	122	157
Acquisition, integration & restructuring	226	452
Other losses (gains)	7	-
Non-GAAP adjusted EBITDA	$(590)	$(554)

Reconciliation of Net Loss from Continuing Operations to

Non-GAAP EBITDA and Adjusted EBITDA

Six Month Periods Ended March 31,

(In thousands)

	2025	2024
Net loss from continuing operations	$(33,640)	$(2,436)
Interest expense	155	134
Interest income	(294)	(369)
Income taxes	9,786	(915)
Depreciation	105	138
Amortization	430	1,439
Non-cash goodwill impairment charges	22,000	-
Non-GAAP EBITDA	(1,458)	(2,009)
Non-cash stock compensation	240	310
Severance agreements	-	300
Acquisition, integration & restructuring	317	695
Other losses (gains)	7	5
Non-GAAP adjusted EBITDA	$(894)	$(699)

Reconciliation of Net Cash provided by (used in) Operating

Activities to Non-GAAP Free Cash Flow

Six Month Periods Ended March 31,

(In thousands)

	2025	2024
Net cash provided by (used in) operating activities	$(1,141)	$423
Acquisition of property and equipment	(4)	(38)
Non-GAAP free cash flow	$(1,145)	$385

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GEE GROUP INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except basic and diluted earnings per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024

NET REVENUES:
Contract staffing services	$21,495	$23,134	$43,009	$48,216
Direct hire placement services	3,000	2,455	5,511	5,510
NET REVENUES	24,495	25,589	48,520	53,726

Cost of contract services	16,135	17,196	32,234	35,997
GROSS PROFIT	8,360	8,393	16,286	17,729

Selling, general and administrative expenses	9,305	9,556	17,744	19,738
Depreciation expense	50	66	105	138
Amortization of intangible assets	225	719	430	1,439
Goodwill impairment charge	22,000	-	22,000	-
LOSS FROM OPERATIONS	(23,220)	(1,948)	(23,993)	(3,586)
Interest expense	(89)	(65)	(155)	(134)
Interest income	139	179	294	369
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(23,170)	(1,834)	(23,854)	(3,351)
Provision for income tax (expense) benefit attributable to continuing operations	(9,786)	915	(9,786)	915
LOSS FROM CONTINUING OPERATIONS	(32,956)	(919)	(33,640)	(2,436)
Loss from discontinued operations, net of tax	(163)	(89)	(171)	(127)
CONSOLIDATED NET LOSS	$(33,119)	$(1,008)	$(33,811)	$(2,563)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	109,413	108,772	109,413	109,339

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.30)	$(0.01)	$(0.31)	$(0.02)
From discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Consolidated net loss per share	$(0.30)	$(0.01)	$(0.31)	$(0.02)

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GEE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2025	September 30, 2024

ASSETS
CURRENT ASSETS:
Cash	$18,501	$20,735
Accounts receivable, less allowances ($133 and $144, respectively)	11,873	12,751
Prepaid expenses and other current assets	889	762
Current assets of discontinued operations	1,209	1,153
Total current assets	32,472	35,401
Property and equipment, net	438	546
Goodwill	24,607	46,008
Intangible assets, net	1,047	834
Deferred tax assets, net	-	9,495
Right-of-use assets	3,035	3,115
Other long-term assets	171	295
Noncurrent assets of discontinued operations	-	208
TOTAL ASSETS	$61,770	$95,902

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,876	$1,960
Accrued compensation	4,346	5,026
Current operating lease liabilities	1,042	1,090
Current portion of notes payable	196	-
Other current liabilities	590	899
Current liabilities of discontinued operations	313	347
Total current liabilities	8,363	9,322
Deferred taxes, net	288	-
Noncurrent operating lease liabilities	2,240	2,254
Notes payable	196	-
Other long-term liabilities	42	82
Noncurrent liabilities of discontinued operations	-	33
Total liabilities	11,129	11,691

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 109,413 shares outstanding at March 31, 2025 and September 30, 2024	113,370	113,129
Accumulated deficit	(59,543)	(25,732)
Treasury stock; at cost - 5,487 shares at March 31, 2025 and September 30, 2024	(3,186)	(3,186)
Total shareholders' equity	50,641	84,211
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,770	$95,902

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Omni-One, and Paladin Consulting. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.  On January 3, 2025, the Company acquired Hornet Staffing, Inc., which is now part of its professional contract services offerings.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include, without limitation, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID-19”), has been detrimental and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as COVID-19 or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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